UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2019

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

First United Bank & Trust (the “Bank”), a subsidiary of First United Corporation (the “Corporation”), maintains the First United Bank & Trust Supplemental Executive Retirement Plan for executive officers of the Bank who are designated for participation by the compensation committee of the Bank’s board of directors. This plan contemplates that participation and the benefits to be paid thereunder will be evidenced by a participation agreement between the Bank and each participating executive officer. Following the plan’s adoption, the Bank entered into a participation agreement (an “Original Agreement”) with each of Carissa L. Rodeheaver, who is the Chairman, Chief Executive Officer and President of the Bank and the Corporation, and Jason B. Rush, who is the Bank’s Senior Vice President and Chief Operating Officer. Each Original Agreement provides for the payment of a cash benefit following the officer’s Separation from Service (as defined therein) from the Bank, which benefit is to be calculated based on the officer’s “Final Pay” as that term is defined therein. The material terms of this plan and the Original Agreements are summarized on page 21 of the Corporation’s definitive proxy statement on Schedule 14A for the 2018 annual meeting of shareholders, filed with the Securities and Exchange Commission on March 20, 2018, under the heading, “Supplemental Executive Retirement Plan”.

In December 2019, the Bank’s board of directors amended and restated the plan to change its name to “First United Bank & Trust Defined Benefit Supplemental Executive Retirement Plan” (as amended and restated, the “Plan”). In connection therewith, on February 1, 2019, Ms. Rodeheaver and Mr. Rush agreed with the Bank to amend and restate their respective Original Agreements (each, as amended and restated, an “Amended Agreement”). In addition to amendments related to the Plan’s name change, the Amended Agreements effected one material amendment to the Original Agreements; specifically, a change in the meaning of “Final Pay”.

Each Original Agreement defined “Final Pay” as the average of the three highest amounts of annual cash compensation actually paid to the officer over the five years preceding the year in which his or her Separation from Service occurs, with “cash compensation” defined as the annual base salary plus any cash bonus or cash incentive compensation actually paid to the officer for each relevant calendar year. The Amended Agreements eliminated the concept of average cash compensation and eliminated the bonus and incentive compensation components. As amended, the term “Final Pay” is now defined as: “an amount equal to the Participant’s annual base salary rate immediately prior to the Participant’s Separation from Service.”

The foregoing information relating to the Plan and the material amendment to the Original Agreements is intended only as a summary and is qualified in its entirety by reference to the terms of the Plan and the Amended Agreements. Copies of the Plan and the form of Amended Agreement are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

The exhibits filed or furnished with this report are listed in the following Exhibit Index:

Exhibit No.	Description

10.1	First United Bank & Trust Amended and Restated Defined Benefit Supplemental Executive Retirement Plan (filed herewith)

10.2	Form of Amended and Restated Participation Agreement under the Defined Benefit Supplemental Executive Retirement Plan, dated as of February 1, 2019 (filed herewith)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: February 1, 2019	By:	/s/ Tonya K. Sturm
Tonya K. Sturm
Senior Vice President & CFO

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